Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Dynamic High Income - Preferred Stock Portfolio
(BR-DHI-PS)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
Strategic Income Opportunities Fund (BR-SIP)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading
Sleeve (SMF_TA-GA)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-16-2015

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (Preferred -
2049)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities
(USA) LLC, Banca IMI S.p.A., BB&T Capital
Markets, a division of BB&T Securities,
LLC, BBVA Securities Inc., BNY Mellon
Capital Markets, LLC, Capital One
Securities, Inc., Credit Agricole
Securities (USA) Inc., Fifth Third
Securities, Inc., KeyBanc Capital Markets
Inc., Lloyds Securities Inc., Mizuho
Securities USA Inc., Natixis Securities
Americas LLC, PNC Capital Markets LLC, RBC
Capital Markets, LLC, Santander Investment
Securities Inc., Scotia Capital (USA)
Inc., SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, UniCredit Capital
Markets LLC, U.S. Bancorp Investments,
Inc., Wells Fargo Securities, LLC, Drexel
Hamilton, LLC, Loop Capital Markets, LLC,
Mischler Financial Group, Inc., The
Williams Capital Group, L.P.

Transaction Details

Date of Purchase
04-16-2015


Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
1.500


1.	Aggregate Principal Amount Purchased
(a+b)
$230,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$121,036,000

b. Other BlackRock Clients
$108,964,000

2.	Aggregate Principal Amount of
Offering
$2,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.115


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
04-21-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-21-2015

Global Syndicate Team Member













 Page 1 of 2